EXHIBIT 99.10


MBNA MASTER CREDIT CARD TRUST 1994-2

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                      	12/15/99


Coupon                                                  	 5.7100%


Excess Protection Level
   3 Month Average  	 6.07%
     September, 1996  	 6.18%
     August, 1996  	 6.40%
     July, 1996  	 5.61%



Cash Yield                                              	18.45%


Investor Charge Offs                                    	 4.25%


Base Rate                                               	 8.02%


Over 35 Day Delinquency                                 	 4.69%


Seller's Interest                                       	23.38%


Total Payment Rate                                      	10.55%


Total Principal Balance                                $	8,569,976,593.09


Investor Participation Amount                          $	900,000,000.00


Seller Participation Amount                            $	2,003,309,926.38